News Release
www.aviatnetworks.com
Aviat Networks Announces Second Quarter of Fiscal 2017 Financial Results

•	Revenue of $68.5 million; Book to Bill < 1

•	GAAP Gross Margin of 30.8%, an increase of 750 basis points year-over-year; Non-GAAP Gross Margin of 31.3%, an improvement of 790 basis points year-over-year

•	GAAP Operating Expenses of $18.6 million, a reduction of $2.8 million or 13.2% year-over-year; Non-GAAP Operating Expenses of $18.1 million, a reduction of $2.9 million or 13.8% year-over-year

•	GAAP Net Income Attributable to Aviat Networks of $1.7 million, an improvement of $7.4 million year-over-year

•	Non-GAAP Income from Continuing Operations Attributable to Aviat Networks of $3.1 million, an improvement of $8.1 million year-over-year

•	Adjusted EBITDA of $4.8 million compared to Adjusted EBITDA of $(3.0) million in Q2 Fiscal 2016

•	Cash and cash equivalents at Fiscal 2017 second quarter end of $35.0 million; net cash increased $5.5 million from Fiscal 2016 year-end
MILPITAS, Calif., February 8, 2017 -- Aviat Networks, Inc. (NASDAQ: AVNW), (“Aviat Networks” or “the Company”), the leading expert in microwave networking solutions, today reported financial results for its fiscal 2017 second quarter ended December 30, 2016.
Commenting on the Company’s fiscal 2017 second quarter results, Michael Pangia, President and Chief Executive Officer of Aviat Networks stated, “I’m pleased to report that we have achieved our objective of returning Aviat to profitability. Revenue is stabilizing, margins and working capital metrics are improving and we are operating at a lower cost structure strengthening our ability to sustain profitability and cash generation. With a stronger foundation, we are now in a better position to pursue profitable top line growth. We continue to explore all options that enhance our market position, offering and valuation.”
Fiscal 2017 Second Quarter Results Comparisons
The Company reported total revenues of $68.5 million for its fiscal 2017 second quarter as compared to $70.4 million in the comparable fiscal 2016 period. The year-over-year difference in revenue was due to a decline in International revenue offset in part by an increase in North America. On a sequential basis, total revenues increased by $10.3 million as compared to the prior fiscal 2017 first quarter due to a strong increase in North America from private network projects coming to completion.

GAAP gross margins for the fiscal 2017 second quarter were 30.8% as compared to 23.3% in the fiscal 2016 second quarter, an improvement of approximately 750 basis points. Non-GAAP gross margins for the fiscal 2017 second quarter, excluding the impact of share-based compensation and other non-recurring charges (recovery), were 31.3% as compared to 23.4% in the fiscal 2016 second quarter, an increase of 790 basis points. Both GAAP and Non-GAAP gross margin percentage improvements were primarily driven by better efficiencies within the Company’s services business combined with process enhancements within supply chain operations.
GAAP total operating expenses for the fiscal 2017 second quarter were $18.6 million as compared to $21.4 million reported in the fiscal 2016 second quarter, a reduction of $2.8 million or 13.2%. Non-GAAP total operating expenses for the fiscal 2017 second quarter, excluding the impact of restructuring charges and share-based compensation, were $18.1 million as compared to $21.0 million reported in the fiscal 2016 second quarter, a reduction of $2.9 million or 13.8%. The Company reported recovery of $0.75 million in bad debt expense and benefited from some favorable seasonal expense variations in the quarter. In addition, the year-over-year improvement in both GAAP total operating expenses and Non-GAAP total operating expenses is a direct result of the Company’s continuing focus on lowering its overall cost structure.
GAAP operating income was $2.5 million for the fiscal 2017 second quarter as compared to a GAAP operating loss of $5.0 million for the comparable fiscal 2016 period. Non-GAAP operating income was $3.4 million for the fiscal 2017 second quarter as compared to a Non-GAAP operating loss of $4.5 million for the comparable fiscal 2016 period. The Company reported a GAAP income from continuing operations of $1.7 million, or income of $0.31 per diluted share and Non-GAAP income from continuing operations of $3.1 million or an income of $0.57 per diluted share. This compares to a GAAP loss from continuing operations of $5.7 million or a loss of $1.09 per diluted share for the comparable year-ago period, and a Non-GAAP loss from continuing operations attributable to Aviat Networks of $5.0 million or a loss of $0.96 per diluted share for the comparable fiscal 2016 period.
Adjusted EBITDA for the fiscal 2017 second quarter was $4.8 million, compared with an Adjusted EBITDA loss of $3.0 million in the comparable fiscal 2016 period. In addition to the $0.5 million of share-based compensation expense excluded from Non-GAAP income from continuing operations, Adjusted EBITDA also excluded other non-recurring charges (recovery).
Cash and cash equivalents were $35.0 million as of December 30, 2016 as compared to $30.5 million as of July 1, 2016, an improvement of $4.5 million, net of a $1 million debt reduction.
Second Half of Fiscal 2017 Outlook
The Company today provided commentary around its financial outlook for the second half of fiscal 2017. Revenue is expected to be in the range of $130.0 - $140.0 million, with the fiscal 2017 third quarter expected to be in the low to mid $60 million range and the fiscal 2017 fourth quarter higher, most likely in excess of $70.0 million. This would result in a revenue increase of 9.0% - 17.0% as compared to the second half of fiscal 2016. Additionally, the Company anticipates that it will report positive operating income in the second half of the year and positive Adjusted EBITDA in both the fiscal 2017 third and fourth quarters. Furthermore, the Company expects to end fiscal year 2017 with an increase in its net cash position.
A reconciliation of GAAP to Non-GAAP financial measures for the second quarter of fiscal 2017 along with the accompanying notes is provided in Table 3 below.
Conference Call Details
Aviat Networks will host a conference call at 4:30 p.m. Eastern Time (ET) on February 8, 2017 to discuss its financial results for the fiscal 2017 second quarter. To listen to the live conference call, please dial toll free (US/CAN) (866) 562-9910, (INTL) (661) 378-9805, conference ID: 61687510. Investors are invited to listen via webcast, which will be broadcasted live and via replay approximately two hours after the call at http://investors.aviatnetworks.com/events.cfm.
Non-GAAP Measures and Comparative Financial Information
Aviat Networks, Inc. reports information in accordance with U.S. Generally Accepted Accounting Principles ("GAAP"). Management of Aviat Networks monitors gross margin, research and development expenses, selling and administrative expenses, operating income (loss), income tax provision, income (loss) from continuing operations attributable to Aviat Networks, basic and diluted net income (loss) per share from continuing operations attributable to Aviat Networks, adjusted income (loss) before interest, tax, depreciation and amortization (“Adjusted EBITDA”) attributable to Aviat Networks adjusted to exclude certain costs, charges, gains and losses, on a non-GAAP basis for planning and forecasting results in future periods, and may use these measures for some management compensation purposes. These measures exclude certain costs, expenses, gains and losses as shown on the attached Reconciliation of Non-GAAP Financial Measures table (Table 3). As a result, management is presenting these non-GAAP measures in addition to results reported in accordance with GAAP to better communicate underlying operational and financial performance in each period. Management believes these non-GAAP measures provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionate positive or negative impact on results in any given period. Management also believes that these non-GAAP measures enhance the ability of an investor to analyze trends in Aviat Networks' business and to better understand our performance. Aviat Networks' management does not, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Aviat Networks presents these non-GAAP financial measures in reporting its financial results to provide investors with an additional tool to evaluate its financial performance. Reconciliations of these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP are included in the tables below.
About Aviat Networks
Aviat Networks, Inc. works to provide dependable products, services and support to our customers. With more than one million systems sold into 170 countries worldwide, communications service providers and private network operators including state/local government, utility, federal government and defense organizations trust Aviat with their critical applications. Coupled with a long history of microwave innovations, Aviat provides a comprehensive suite of localized professional and support services enabling customers to drastically simplify both their networks and their lives. For more than 50 years, the experts at Aviat have delivered high performance products, simplified operations and the best overall customer experience. Aviat Networks is headquartered in Milpitas, California. For more information, visit www.aviatnetworks.com or connect with Aviat Networks on Twitter, Facebook and LinkedIn.

Forward-Looking Statements
The information contained in this document includes forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933 including Aviat Networks’ beliefs and expectations regarding business conditions, new product solutions, customer positioning, revenue, future orders, bookings, new contracts, cost structure, operating income, profitability in fiscal 2017, process improvements, realignment plans and review of strategic alternatives. All statements, trend analyses and other information contained herein regarding the foregoing beliefs and expectations, as well as about the markets for the services and products of Aviat Networks and trends in revenue, and other statements identified by the use of forward-looking terminology, including "anticipate," "believe," "plan," "estimate," "expect," "goal," "will," "see," "continue," "delivering," "view," and "intend," or the negative of these terms or other similar expressions, constitute forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, forward-looking statements are based on estimates reflecting the current beliefs, expectations and assumptions of the senior management of Aviat Networks regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Such forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Forward-looking statements should therefore be considered in light of various important factors, including those set forth in this document. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include the following:

•	continued price and margin erosion as a result of increased competition in the microwave transmission industry;

•	the impact of the volume, timing and customer, product and geographic mix of our product orders;

•	our ability to meet financial covenant requirements which could impact, among other things, our liquidity;

•	the timing of our receipt of payment for products or services from our customers;

•	our ability to meet projected new product development dates or anticipated cost reductions of new products;

•	our suppliers' inability to perform and deliver on time as a result of their financial condition, component shortages, or other supply chain constraints;

•	customer acceptance of new products;

•	the ability of our subcontractors to timely perform;

•	continued weakness in the global economy affecting customer spending;

•	retention of our key personnel;

•	our ability to manage and maintain key customer relationships;

•	uncertain economic conditions in the telecommunications sector combined with operator and supplier consolidation;

•	our failure to protect our intellectual property rights or defend against intellectual property infringement claims by others;

•	the results of restructuring efforts;

•	the ability to preserve and use our net operating loss carryforwards;

•	the effects of currency and interest rate risks; and

•	the impact of political turmoil in countries where we have significant business.
For more information regarding the risks and uncertainties for our business, see "Risk Factors" in our Form 10-K filed with the U.S. Securities and Exchange Commission ("SEC") on September 9, 2016 as well as other reports filed by Aviat Networks, Inc. with the SEC from time to time. Aviat Networks undertakes no obligation to update publicly any forward-looking statement, whether written or oral, for any reason, except as required by law, even as new information becomes available or other events occur in the future.

Investor Relations:

Glenn Wiener, GW Communications for Aviat Networks, Inc.
Tel: 212-786-6011 / Investorinfo@aviatnet.com or GWiener@GWCco.com

Financial Tables to Follow:

Table 1
AVIAT NETWORKS, INC.
Fiscal Year 2017 Second Quarter Summary
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Six Months Ended
(In thousands, except per share amounts)	December 30, 2016	January 1, 2016	December 30, 2016	January 1, 2016
Revenues:
Revenue from product sales	$45,958	$44,675	$80,682	$98,361
Revenue from services	22,578	25,741	46,061	51,610
Total revenues	68,536	70,416	126,743	149,971
Cost of revenues:
Cost of product sales	31,003	33,330	55,863	70,508
Cost of services	16,417	20,662	32,399	42,028
Total cost of revenues	47,420	53,992	88,262	112,536
Gross margin	21,116	16,424	38,481	37,435
Operating expenses:
Research and development expenses	4,475	5,210	9,418	10,686
Selling and administrative expenses	14,056	16,178	29,243	33,290
Restructuring charges	72	34	232	55
Total operating expenses	18,603	21,422	38,893	44,031
Operating income (loss)	2,513	(4,998)	(412)	(6,596)
Interest income	72	55	126	137
Interest expense	(3)	(84)	(21)	(93)
Other income (expense)	5	—	(177)	—
Income (loss) from continuing operations before income taxes	2,587	(5,027)	(484)	(6,552)
Provision for (benefit from) income taxes	865	507	(1,605)	495
Income (loss) from continuing operations	1,722	(5,534)	1,121	(7,047)
Income from discontinued operations, net of tax	—	—	—	359
Net income (loss)	1,722	(5,534)	1,121	(6,688)
Net income attributable to noncontrolling interests, net of tax	44	145	72	194
Net income (loss) attributable to Aviat Networks	$1,678	$(5,679)	$1,049	$(6,882)

Amount attributable to Aviat Networks:
Net income (loss) from continuing operations, net of tax	$1,678	$(5,679)	$1,049	$(7,241)
Net income from discontinued operations, net of tax	$—	$—	$—	$359

Basic income (loss) per share attributable to Aviat Networks’ common stockholders:
Continuing operations	$0.32	$(1.09)	$0.20	$(1.39)
Discontinued operations	$—	$0.00	$0.00	$0.07
Net income (loss)	$0.32	$(1.09)	$0.20	$(1.32)
Weighted average shares outstanding, basic	5,284	5,230	5,273	5,218

Diluted income (loss) per share attributable to Aviat Networks’ common stockholders:
Continuing operations	$0.31	$(1.09)	$0.20	$(1.39)
Discontinued operations	$—	$—	$—	$0.07
Net income (loss)	$0.31	$(1.09)	$0.20	$(1.32)
Weighted average shares outstanding, diluted	5,400	5,230	5,328	5,218

Table 2
AVIAT NETWORKS, INC.
Fiscal Year 2017 Second Quarter Summary
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(In thousands)	December 30, 2016	July 1, 2016
ASSETS
Current Assets:
Cash and cash equivalents	$34,978	$30,479
Short-term investments	229	222
Accounts receivable, net	56,201	63,449
Unbilled costs	7,535	5,117
Inventories	20,433	27,293
Customer service inventories	2,623	3,064
Other current assets	11,120	10,790
Total current assets	133,119	140,414
Property, plant and equipment, net	16,836	18,162
Deferred income taxes	5,727	6,068
Other assets	1,236	1,467
Total long-term assets	23,799	25,697
TOTAL ASSETS	$156,918	$166,111
LIABILITIES AND EQUITY
Current Liabilities:
Short-term debt	$8,000	$9,000
Accounts payable	31,962	33,217
Accrued expenses	23,044	23,205
Advance payments and unearned income	25,451	30,615
Restructuring liabilities	2,405	3,910
Total current liabilities	90,862	99,947
Unearned income	7,700	8,387
Other long-term liabilities	1,119	1,409
Reserve for uncertain tax positions	1,364	1,414
Deferred income taxes	1,492	1,497
Total liabilities	102,537	112,654
Equity:
Preferred stock, $0.01 par value authorized 50,000,000 shares, no shares issued or outstanding	—	—
Common stock, $0.01 par value authorized 300,000,000 shares, 5,306,298 shares issued and outstanding at December 30, 2016; 5,261,041 shares issued and outstanding at July 1, 2016	53	53
Additional paid-in-capital	812,552	811,601
Accumulated deficit	(746,332)	(747,381)
Accumulated other comprehensive loss	(12,305)	(11,157)
Total Aviat Networks stockholders’ equity	53,968	53,116
Noncontrolling interests	413	341
Total equity	54,381	53,457
TOTAL LIABILITIES AND EQUITY	$156,918	$166,111

AVIAT NETWORKS, INC.
Fiscal Year 2017 Second Quarter Summary
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND REGULATION G DISCLOSURE
To supplement the consolidated financial statements presented in accordance with accounting principles generally accepted in the United States (“GAAP”), we provide additional measures of gross margin, research and development expenses, selling and administrative expenses, operating income (loss), income tax provision, income (loss) from continuing operations attributable to Aviat Networks, diluted net income (loss) per share from continuing operations attributable to Aviat Networks, and adjusted earnings before interest, tax, depreciation and amortization (“Adjusted EBITDA”) attributable to Aviat Networks, adjusted to exclude certain costs, charges, gains and losses, as set forth below. We believe that these non-GAAP financial measures, when considered together with the GAAP financial measures provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionate positive or negative impact on results in any particular period. We also believe these non-GAAP measures enhance the ability of investors to analyze trends in our business and to understand our performance. In addition, we may utilize non-GAAP financial measures as a guide in our forecasting, budgeting and long-term planning process and to measure operating performance for some management compensation purposes. Any analysis of non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP. Reconciliations of these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP follow.

Table 3
AVIAT NETWORKS, INC.
Fiscal Year 2017 Second Quarter Summary
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (1)
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended				Six Months Ended
	December 30, 2016	% of Revenue	January 1, 2016	% of Revenue	December 30, 2016	% of Revenue	January 1, 2016	% of Revenue
	(In thousands, except percentages and per share amounts)
GAAP gross margin	$21,116	30.8%	$16,424	23.3%	$38,481	30.4%	$37,435	25.0%
WTM inventory write-down recovery	(83)		—		(83)		—
Performance bond expense	365		—		365		—
Share-based compensation	62		46		102		82
Non-GAAP gross margin	21,460	31.3%	16,470	23.4%	38,865	30.7%	37,517	25.0%

GAAP research and development expenses	$4,475	6.5%	$5,210	7.4%	$9,418	7.4%	$10,686	7.1%
Share-based compensation	(38)		(34)		(62)		(63)
Non-GAAP research and development expenses	4,437	6.5%	5,176	7.4%	9,356	7.4%	10,623	7.1%

GAAP selling and administrative expenses	$14,056	20.5%	$16,178	23.0%	$29,243	23.1%	$33,290	22.2%
Share-based compensation	(388)		(349)		(782)		(777)
Non-GAAP selling and administrative expenses	13,668	19.9%	15,829	22.5%	28,461	22.5%	32,513	21.7%

GAAP operating income (loss)	$2,513	3.7%	$(4,998)	(7.1)%	$(412)	(0.3)%	$(6,596)	(4.4)%
WTM inventory write-down recovery	(83)		—		(83)		—
Performance bond expense	365		—		365		—
Share-based compensation	488		429		946		922
Restructuring charges	72		34		232		55
Non-GAAP operating income (loss)	3,355	4.9%	(4,535)	(6.4)%	1,048	0.8%	(5,619)	(3.7)%

	Three Months Ended				Six Months Ended
	December 30, 2016	% of Revenue	January 1, 2016	% of Revenue	December 30, 2016	% of Revenue	January 1, 2016	% of Revenue
	(In thousands, except percentages and per share amounts)
GAAP income tax provision	$865	1.3%	$507	0.7%	$(1,605)	(1.3)%	$495	0.3%
Tax refund from Inland Revenue Authority of Singapore	—		—		3,741		—
Adjustment to reflect pro forma tax rate	(565)		(207)		(1,536)		105
Non-GAAP income tax provision	300	0.4%	300	0.4%	600	0.5%	600	0.4%

GAAP income (loss) from continuing operations attributable to Aviat Networks	$1,678	2.4%	$(5,679)	(8.1)%	$1,049	0.8%	$(7,241)	(4.8)%
Share-based compensation	488		429		946		922
Restructuring charges	72		34		232		55
Nigeria FX (income) loss on dividend receivable	(2)		—		208		—
WTM inventory write-down recovery	(83)		—		(83)		—
Performance bond expense	365		—		365		—
Tax refund from Inland Revenue Authority of Singapore	—		—		(3,741)		—
Adjustment to reflect pro forma tax rate	565		207		1,536		(105)
Non-GAAP income (loss) from continuing operations attributable to Aviat Networks	$3,083	4.5%	$(5,009)	(7.1)%	$512	0.4%	$(6,369)	(4.2)%

Diluted income (loss) per share from continuing operations attributable to Aviat Networks stockholders
GAAP	$0.31		$(1.09)		$0.20		$(1.39)
Non-GAAP	$0.57		$(0.96)		$0.10		$(1.22)

Shares used in computing diluted income (loss) per share from continuing operations
GAAP	5,400		5,230		5,328		5,218
Non-GAAP	5,400		5,230		5,328		5,218

ADJUSTED EBITDA:
GAAP income (loss) from continuing operations attributable to Aviat Networks	$1,678	2.4%	$(5,679)	(8.1)%	$1,049	0.8%	$(7,241)	(4.8)%
Depreciation and amortization of property, plant and equipment	1,466		1,672		3,136		3,376
Interest	(69)		29		(105)		(44)
Share-based compensation	488		429		946		922
Restructuring charges	72		34		232		55
Nigeria FX (income) loss on dividend receivable	(2)		—		208		—
WTM inventory write-down recovery	(83)		—		(83)		—
Performance bond expense	365		—		365		—
Provision for income taxes	865		507		(1,605)		495
Adjusted EBITDA attributable to Aviat Networks	$4,780	7.0%	$(3,008)	(4.3)%	$4,143	3.3%	$(2,437)	(1.6)%
_____________________________________________________

(1)
The adjustments above reconcile our GAAP financial results to the non-GAAP financial measures used by us. Our non-GAAP income (loss) from continuing operations attributable to Aviat Networks excluded share-based compensation, and other non-recurring charges (recovery). Adjusted EBITDA was determined by excluding depreciation and amortization on property, plant and equipment, interest, provision for or benefit from income taxes, and non-GAAP pre-tax adjustments, as set forth above, from the GAAP income (loss) from continuing operations attributable to Aviat Networks. We believe that the presentation of these non-GAAP items provides meaningful supplemental information to investors, when viewed in conjunction with, and not in lieu of, our GAAP results. However, the non-GAAP financial measures have not been prepared under a comprehensive set of accounting rules or principles. Non-GAAP information should not be considered in isolation from, or as a substitute for, information prepared in accordance with GAAP. Moreover, there are material limitations associated with the use of non-GAAP financial measures.

Table 4
AVIAT NETWORKS, INC.
Fiscal Year 2017 Second Quarter Summary
SUPPLEMENTAL SCHEDULE OF REVENUE BY GEOGRAPHICAL AREA
(Unaudited)

	Three Months Ended		Six Months Ended
	December 30, 2016	January 1, 2016	December 30, 2016	January 1, 2016
	(In thousands)
North America	$39,353	$31,844	$67,937	$67,064
International:
Africa and Middle East	16,770	23,703	31,119	50,991
Europe and Russia	2,810	5,617	7,317	12,059
Latin America and Asia Pacific	9,603	9,252	20,370	19,857
	29,183	38,572	$58,806	$82,907
Total Revenue	$68,536	$70,416	$126,743	$149,971